STALEY, OKADA & PARTNERS

Suite 400 - 889 West Pender Street
Vancouver, BC Canada V6C 3B2
Tel 604 694-6070
Fax 604 585-3800
info@staleyokada.com
www.staleyokada.com

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement on Form 20-F of our report dated January 23, 2004 relating to the consolidated financial statements of Sonic Environmental Solutions Inc. as at December 31, 2003, January 31, 2003 and 2002 and the statements of changes in shareholders equity, income (loss) and cash flows for the periods then ended as well as the period from February 4, 2000 (inception) to December 31, 2003. In addition we consent to the incorporation in this Registration Statement on Form 20-F of our report dated August 5, 2004 related to the financial statements of SESI Systems Inc. (formerly Sonic Energy Systems Inc.) as at December 12, 2002 and January 31, 2002 and 2001 and the statements of changes in shareholders' equity (deficiency), income (loss) and cash flows for the periods then ended as well as January 9, 2001 (Inception) to December 12, 2002. We also consent to the reference to us under the heading "Statements of Experts" in Item 10 of this Registration Statement on Form 20-F.

"Staley, Okada & Partners"

Staley, Okada & Partners
Chartered Accountants

Vancouver, B.C. CANADA
August 25, 2004